Exhibit (c)(iii)

July 6, 2025 TELUS Digital Presentation to the Special Committee of the Board of Directors PRELIMINARY DRAFT

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PRELIMINARY DRAFT 1 Agenda 1 2 Overview of a Typical Special Committee Process Comparison of TELUS Digital and TaskUs 3 Shareholder Engagement

PRELIMINARY DRAFT Overview of a Typical Special Committee Process

PRELIMINARY DRAFT 2 Overview of a Typical Special Committee Process ◼ Financial advisor reviews background of potential transaction with the Special Committee ◼ Financial advisor conducts information review of the Company on behalf of the Special Committee, including understanding capitalization, value drivers and the Company management’s financial forecast ◼ Special Committee reviews, directs revisions if it deems advisable, and approves Company management’s financial forecast ◼ Financial advisor, on behalf of the Special Committee, prepares preliminary valuation assessment of the Company using Company management’s financial forecast, which may include discounted cash flow analysis, comparable trading multiples and other relevant methodologies ◼ Financial advisor reviews possible strategic alternatives to the proposed transaction with the Special Committee, taking into consideration the shareholder base, customer base and strategic positioning of the Company, among other factors Phase One: Financial Advisor Information Review and Evaluation Phase Two: Financial Advisor Presents Conclusions and Negotiation (as Directed) Phase Three: Reach Agreement and Render Recommendation Phase Four: Compliance and Disinterested Shareholder Approval ◼ Financial advisor presents the preliminary valuation assessment of the Company to the Special Committee and Special Committee develops a value maximization strategy. Special Committee may decide not to move forward with any transaction ◼ If the Special Committee deems advisable: ◼ Contact other potential acquirors ◼ Deliver counter-proposal(s) to acquiror ◼ Negotiate terms and conditions with acquiror (and potentially other parties) ◼ Financial advisor reviews revised proposal(s) with the Special Committee ◼ Independent valuator provides Independent Valuation (and financial advisor potentially renders fairness opinion) to the Special Committee ◼ Special Committee gives its recommendation to the full Board ◼ Parties prepare and file Management Information Circular (e.g., Background of the Transaction, Recommendation of the Special Committee, Independent Valuation and potentially opinion of financial advisor) ◼ Approval by majority of votes cast by disinterested shareholders of every class of affected securities, in each case voting separately as a class ____________________ Source: BofA IBK assessment.

PRELIMINARY DRAFT Comparison of TELUS Digital and TaskUs

PRELIMINARY DRAFT Customer Concentration (% of FY'24 Revenue) 2024 Revenue Mix by Business Unit Selected Customer Verticals •  Social Media •  Retail, Food Delivery, Ride Sharing & eCommerce •  Gaming •  Streaming Media •  Technology •  Financial Services •  Healthcare Insider Ownership Voting: ~87%(1) Economic: ~57%(1) Voting: ~97%(2) Economic: ~82%(2) Employees 78,000+ 59,000+ Digital C X AI Services Trust & Safety 15% 14% 50% 21% Trust, Safety & Security AI & Data Solutions Digital Solutions CXM 42% 26% 9% 7% 6% 10% Communications eCommerce & Fintech Banking & Financial Serv. Other Healthcare Tech & Games Business Overview Ownership & Employees 61% 25% 14% 3 Selected Comparison of Business Metrics • Top Client: Meta (22%) • Top 5 Clients (43%) • Top 10 Clients (56%) • Top 20 Clients (68%) • Top Client: TELUS Corp (~25%) – Also majority shareholder • Second Largest Client: Google (14%) • Top 10 Clients (65%) ____________________ Source: Source: Company filings and FactSet. Proxy TASK Schedule 14A published on 7/01/2025. Market data as of 6/11/2025. (1) Reflects TELUS Corporation. (2) Reflects Founders and Blackstone per proxy filed on 7/01/2025. 2024A Revenue Mix

PRELIMINARY DRAFT

Selected Comparison of Consensus Operating Metrics

($ in mm)

Financial Profile (Consensus)		TELUS Digital	TaskUs
	Price Performance Since IPO [(1)]	(89.9%)	(53.8%)
	Market Cap [(1)]	$895	$1,404
	Enterprise Value [(1)]	$2,003	$1,461
	2022A-2025E Revenue CAGR	3.2%	5.2%
	2025E Revenue Growth Guidance [(2)]	2.0%	11.6%
	2022A-2025E Adj. EBITDA CAGR (GAAP)	(15.2%)	2.0%
	Total Leverage (GAAP)	3.5x [(3)]	1.2x [(3)]
	Net Leverage (GAAP)	3.1x [(3)]	0.3x [(3)]
	# M&A Transactions / Total Spend since IPO	4 / $1,175bn+	1 / $35mm

2021A - 2026E Revenue & Growth

TELUS Digital:


39%
12%
10%
(2%)
2%
4%
'21A – '24A CAGR: 6.6%
'24A – '26E CAGR: 2.8%
$2,194
$2,468
$2,708
$2,658
$2,716
$2,812
2021A
2022A
2023A
2024A
2025E
2026E

TaskUs:


59%
26%
(4%)
8%
13%
9%
'21A – '24A CAGR: 9.4%
'24A – '26E CAGR: 10.9%
$761
$960
$924
$995
$1,120
$1,224
2021A
2022A
2023A
2024A
2025E
2026E

2021A - 2026E Adj. EBITDA & Margin (GAAP)

TELUS Digital:


22%
22%
18%
16%
12%
13%
'21A – '24A CAGR: (3.9%)
'24A – '26E CAGR: (6.7%)
$472
$536
$500
$418
$327
$367
2021A
2022A
2023A
2024A
2025E
2026E

TaskUs:


25%
23%
24%
21%
21%
22%
'21A – '24A CAGR: 3.8%
'24A – '26E CAGR: 13.1%
$188
$223
$221
$210
$237
$269
2021A
2022A
2023A
2024A
2025E
2026E

Quarterly Earnings Beats / Misses Since IPO		TELUS Digital	TaskUs
	Revenue	11 Beats / 7 Misses	16 Beats / 0 Misses

Source: Company filings, Wall Street Research and FactSet. Market data as of 06/11/2025.

Note: Financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items. TELUS digital Adj. EBITDA is also burdened for interest on lease liabilities and depreciation on right-of-use lease assets to reflect GAAP accounting standards. Dollars in USD. Projections are based on Wall Street consensus estimates.

(1) Based on unaffected closing prices for the day prior to the offer announcements on 6/12/2025 and 5/09/2025 for TELUS Digital and TaskUs, respectively. Enterprise value reflects U.S. GAAP standards of accounting.

(2) 2025E revenue growth guidance per Q1'2025 8-K and Q4'2024 8-K for TELUS Digital and TaskUs, respectively. TaskUs withdrew guidance on 5/09/2025 in conjunction with the announced take-private agreement with Blackstone and Co-founders.

(3) Leverage statistics are LTM as of Q1'25.

4

PRELIMINARY DRAFT

Revenue by Services and Customer Concentration (TELUS Digital vs. TaskUs)

Revenue Mix by Business Unit Over Time

TELUS Digital


13%
17%
48%
22%
2022A[(1)]
15%
14%
50%
21%
2024A

Business Unit	% Growth 2023A	2024A	Q1'25
AI & Data Solutions	9.4%	5.2%	
Trust, Safety, & Security	(10.4%)	(8.4%)	
CXM	5.8%	(1.8%)	
Digital Solutions	(3.0%)	(1.8%)	
Total	1.6%[(1)]	(1.8%)	2.0%

TaskUs


15%
19%
66%
2022A
14%
25%
61%
2024A

Business Unit	% Growth 2023A	2024A	Q1'25
AI Services	(8.9%)	2.6%	58.6%
Trust & Safety	4.7%	32.8%	31.0%
Digital CX	(5.0%)	1.0%	11.4%
Total	(3.8%)	7.6%	22.1%

- TaskUs has grown its non-CX service lines by accelerating growth in AI services and Trust & Safety

Top Customers as % of Revenue

	Rank	2022A Customer	2022A % of Rev	2024A Customer	2024A % of Rev
TELUS Digital	1	TELUS Corp.	15.8%	TELUS Corp.	24.7%
	2	Leading Social Media Company	14.4%	Google	14.3%
	3	Google	10.9%	Leading Social Media Company	NA
	Top 10		65.0%		65.0%
TaskUs	1	Meta	22.0%	Meta	22.0%
	2	DoorDash	< 10.0%		NA
	Top 5		NA		43.0%
	Top 10		58.0%		56.0%
	Top 20		72.0%		68.0%

- TELUS Digital has increased its % of customer concentration from its top customer relative to TaskUs
- TELUS Digital has a higher customer concentration within the top 10 customers

5

Source: Company filings including 2022-2024 10-Ks, Q1'25 10-Qs and investor presentations.

(1) 2022A – 2023A revenue growth pro forma for 10/27/2022 WillowTree acquisition, and includes TELUS Digital's reported revenue of $2,468mm and $198mm of revenue attributable to WillowTree.

PRELIMINARY DRAFT $670 $691 $657 $652 $658 $692 $667 $663 $686 $630 $624 $615 $599 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 $274 $278 $255 $238 $235 $229 $226 $234 $227 $240 $246 $232 $242 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 6 TaskUs Has Seen More Positive YoY Revenue Growth Relative to TELUS Digital for the Last Five Quarters TELUS Digital Quarterly Revenue Since 2022 TaskUs Quarterly Revenue Since 2022 18.6% 17.1% 10.6% 5.0% 14.5% 6.9% 7.8% 9.8% (4.2%) (2.2%) (0.8%) (0.1%) 2.0% 56.8% 36.9% 15.5% 6.8% (1.8%) (7.0%) (2.8%) (3.3%) (3.3%) 3.8% 13.2% 17.1% 22.1% ____________________ Source: Company quarterly filings from Q1 2022 to Q1 2025. YoY Growth % YoY Growth %

PRELIMINARY DRAFT $73 $86 $82 $118 $132 $159 $121 $99 $121 $141 $138 $132 $125 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 $59 $51 $54 $54 $51 $59 $55 $54 $52 $56 $55 $58 $54 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 7 TELUS Digital’s Adjusted EBITDA Has Continued to Decline Driven by Topline Growth and Pricing Pressure ____________________ Source: Company quarterly filings from Q1 2022 to Q1 2025. Note: Adj. EBITDA is unburdened for SBC, acquisition, integration and other one-time costs including litigation expenses. TELUS Digital EBITDA also burdened for interest on lease liabilities and deprecation of right-of-use lease assets to reflect U.S. GAAP accounting standards. TELUS Digital Quarterly Adjusted EBITDA (GAAP) Since 2022 TaskUs Quarterly Adjusted EBITDA Since 2022 11.6% 15.8% 18.5% 8.7% (3.2%) (25.0%) (14.2%) 15.2% 9.1% 19.2% (28.9%) (48.4%) (44.7%) (12.9%) (4.5%) 35.2% 25.5% 20.1% 7.0% (1.3%) 11.3% (3.2%) 2.4% 12.9% (9.7%) 25.0% YoY Growth % YoY Growth % Management investing $65M+ in capex and opex

PRELIMINARY DRAFT 1.5% 3.1% 0.0% 2.1% 1.6% (0.1%) (4.3%) (0.8%) 0.8% 2.1% (9.3%) 1.8% (0.5%) (2.2%) (3.7%) 1.7% 2.5% 1.4% Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q2 '23* Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 8 TaskUs Has Consistently Beaten Consensus Revenue Expectations Since 2021 ____________________ Source: FactSet as of 6/30/2025. Note: Surprise % calculated as the change in reported revenue and median consensus estimates one day prior to earnings release. (1) The Company reported preliminary Q2 earnings on July 13, 2023 ahead of reporting full Q2 earnings on August 4th .. Q2 ‘23(1) TELUS Digital Revenue Surprise History Since IPO TaskUs Revenue Surprise History Since IPO 10.8% 4.3% 5.0% 3.8% 1.6% 2.9% 4.4% 1.4% 1.0% 2.1% 3.7% 1.5% 2.7% 4.0% 1.9% 2.5% Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 Macroeconomic and customer pricing pressures were persistent headwinds from 2022 through 2024

PRELIMINARY DRAFT 9 TELUS Digital’s Share Price Performance is Below TaskUs Since IPO ____________________ Source: FactSet as of 6/30/2025. (1) TIXT-US IPO date on 2/3/2021. TASK IPO date on 6/11/2021. Stock Price Performance Since IPO(1) 10/27/2022: Acquired WillowTree for $1.2bn 6/12/2025: Received offer from TELUS Corp. for $3.40 per share 5/9/2025: Announced take-private agreement by Blackstone and Co-Founders for $16.50 per share TASK: (46.1%) TIXT (87.6%) Current 4/19/2022: Acquired heloo, a European provider of outsourced specialized services 1/20/2022: Spruce Point Capital released strong sell research opinion on TaskUs 7/13/2023: Revised FY’23 guidance downwards, citing macro pressures and reduced business volumes 6/11/2021: TASK IPO at $23 per share 2/3/2021: TELUS Digital IPO at $25 per share 8/10/2021: Announced Q2’21 earnings, beating consensus revenue by 10.8% and Adj. EBITDA by 19.2% 8/2/2024: Missed Q2’24 consensus Adj. EBITDA estimates by (0.9%); revised FY’24 guidance downwards TELUS Digital TaskUs 1 2 3 4 5 1 2 3 4 5 1 2 3 4 5 1 2 3 4 5 Guidance Revisions TELUS Digital TaskUs Upwards 1 3 Downwards 2 3 Total Revisions 3 6 Memo: Guidance Revisions TELUS Digital TaskUs 7/30/2021 8/2/2024 11/8/2024 8/9/2023 7/13/2023 8/9/2024 5/9/2023 11/8/2022 8/9/2022

PRELIMINARY DRAFT 10 TELUS Digital’s Share Price Has Also Been Under Greater Pressure than TaskUs Over Other Selected Timeframes ____________________ Source: FactSet as of 06/30/2025. Through TaskUs Unaffected Date (5/8/2025) Through TELUS Unaffected Date (6/11/2025) Since IPO of TELUS (2/3/2021) (90.8%) - (89.9%) Since IPO of TaskUs (6/11/2021) (90.3%) (53.8%) (89.3%) Since 1/1/2022 (91.2%) (73.4%) (90.3%) Since 1/1/2023 (86.2%) (14.9%) (84.8%) Since 1/1/2024 (67.7%) 10.0% (64.4%) Since 1/1/2025 (34.9%) (15.1%) (28.3%)

PRELIMINARY DRAFT

TELUS Digital IFRS to Illustrative U.S. GAAP Reconciliation Based on Public Disclosure

	2025E	2026E
Adj. EBITDA - Burdened for SBC (IFRS)	**$397**	**$428**
(-) Lease Expense[(1)]	(99)	(102)
Adj. EBITDA - Burdened for SBC (U.S. GAAP)	**$298**	**$326**
(+) Stock-Based Compensation	29	41
Adj. EBITDA - Unburdened for SBC (U.S. GAAP)	**$327**	**$367**

Equity Value @ Unaffected Share Price ($2.96)[(2)]	**$895**
(+) Total Debt Incl. Lease Obligations[(3)]	1,499
(-) Cash & Cash Equivalents	(137)
Enterprise Value (IFRS)	**$2,257**
(-) Lease Obligations	(254)
Enterprise Value (U.S. GAAP)	**$2,003**

Memo:[(4)]

	2025E	2026E
Implied Enterprise Value / EBITDA (IFRS / U.S. GAAP)	5.7x / 6.1x	5.3x / 5.5x

Source: Company Q1 2025 filings, Company 2024 annual report, Wall Street Research and FactSet.
Note: Dollars in USD. Operating statistics are based on consensus.
(1) Adjustment intended to approximate U.S. GAAP-equivalent rent expense. Calculated by applying projected revenue in 2025 ($2,716mm) and 2026 ($2,812mm) by 3.6%, which represents: (Interest on lease Liabilities + Depreciation on Right-of-Use Lease Assets) / Revenue, for the LTM Q1 2025 period.
(2) Diluted shares outstanding calculated using treasury stock method based on 277.0mm basic shares outstanding, 4.8mm shares options with a weighted-average strike price of $6.53 and 25.3mm RSUs as of 3/31/2025 per Company filings.
(3) $1,245mm credit facility balance ($205mm Revolving Component + $1,040mm Term Component) + $254mm lease obligations per Company filings.
(4) IFRS multiples reflective of EBITDA burdened for SBC, GAAP multiples reflective of EBITDA unburdened for Stock-Based Compensation.

11

PRELIMINARY DRAFT

Adj. EBITDA Reconciliation Comparison (Projected)

TELUS Digital's EBITDA has been adjusted to an illustrative U.S. GAAP basis using public disclosure and unburdened for SBC to improve comparability with U.S. peers

	TELUS Digital	TaskUs	
	2025E	2025E	
($ in millions)	Consensus	Consensus	Management [1]
Revenue	**$2,716**	**$1,120**	**$1,153**
Net (Loss) / Income (Reported)	**(58)**	**80**	
Provision for Income Taxes	(8)	34	
Interest Expense	116	18	
Depreciation & Amortization[2]	320	42	58
Other[3]	(7)	14	
EBITDA (IFRS Reported)	**$363**	**$187**	**$205**
Interest on Lease Liabilities[4]	(32)		
Depreciation on Right-of-Use Lease Assets[4]	(67)		
EBITDA (U.S. GAAP Reported)	**$264**	**$187**	**$205**
Acquisition, Integration and Other	37	--	--
Litigation Costs	--	--	3
Foreign Currency (Gain) / Losses	(3)	--	(2)
Adj. EBITDA - Burdened for SBC (U.S. GAAP)	**$298**	**$187**	**$205**
Stock-Based Compensation Expense	29	49	39
Adj. EBITDA - Unburdened for SBC (U.S. GAAP)	**$327**	**$237**	**$243**

Source: Company Q1 2025 filings, FactSet, and TaskUs PREM14A proxy published on 7/01/2025. TELUS Digital estimates as of 6/11/2025 and TaskUs estimates as of 6/30/2025.
Note: Adj. EBITDA is burdened for SBC and unburdened for acquisition, integration and other one-time costs including litigation expenses. Dollars in USD.
(1) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.
(2) D&A represents the sum of depreciation and amortization of intangible assets.
(3) Other represents adjustment to bridge to FactSet consensus EBITDA.
(4) Adjustment intended to approximate U.S. GAAP-equivalent rent expense. Interest on Lease Liabilities and Depreciation on Right-of-Use Lease Assets calculated by applying projected revenue in 2025 ($2,716mm) by 1.2% and 2.25%, respectively, in-line with the LTM Q1 2025 period.

12

PRELIMINARY DRAFT

TaskUs vs. TELUS Digital Offer Price Comparison

	TaskUs Metrics	TaskUs Original Price	TaskUs Final Offer Price[1]	TELUS Digital Metrics	TELUS Digital Offer Price[2]
Offer Price		$16.00	$16.50		$3.40
Reference Date	*For TaskUs, there were also counter-offers submitted on 04/21/25 and 04/22/25 at prices of $16.75 and $16.25 respectively*	3/12/2025	4/23/2025		6/12/2025
		Unaffected[1]	Offer Price	Unaffected[2]	Offer Price
Enterprise Value[6]		$1,461	$1,668	$2,003	$2,136
% Premium to:	**Metric**			**Metric**	
Unaffected	$14.38[1]	11.3%	14.7%	$2.96[2]	14.9%
30-Day VWAP[3]	13.06	22.5%	26.3%	3.80	(10.5%)
60-Day VWAP[3]	13.78	16.1%	19.8%	3.69	(7.9%)
90-Day VWAP[3]	14.42	10.9%	14.4%	4.17	(18.5%)
52-Week High[3]	18.94	(15.5%)	(12.9%)	6.76	(49.7%)
52-Week Low[3]	11.57	38.3%	42.6%	2.20	54.5%

Consensus Estimates[4]

U.S. GAAP Adj. EBITDA	TaskUs Metric	TaskUs Original Price	TaskUs Final Offer Price	TELUS Digital Metric	TELUS Digital Offer Price
EV / LTM Adj. EBITDA	$219	7.4x	7.6x	$359	5.9x
EV / 2025E Adj. EBITDA	237	6.8x	7.0x	327	6.5x
EV / 2026E Adj. EBITDA	269	6.0x	6.2x	367	5.8x

Management Projections[4][5]

U.S. GAAP Adj. EBITDA	Metric	TaskUs Original Price	TaskUs Final Offer Price
EV / LTM Adj. EBITDA	$219	7.4x	7.6x
EV / 2025E Adj. EBITDA	243	6.7x	6.9x
EV / 2026E Adj. EBITDA	280	5.8x	6.0x

Source: Company filings and FactSet. TaskUs PREM14A proxy published on 7/01/2025.
Note: Dollars in USD. Financials are based on consensus estimate and reflect U.S. GAAP standards of accounting.
(1) Assumes offer price for TaskUs of $16.50 based on the definitive agreement with Blackstone which was agreed to on 04/23/2025 and announced on 05/09/2025. Unaffected date as of 05/08/2025.
(2) Assumes offer price for TELUS Digital of $3.40 based on TELUS's IOI announced on 06/12/2025. Unaffected date as of 06/11/2025.
(3) VWAP and 52-Week high and low metrics are as of the unaffected date for TaskUs and TELUS Digital of 05/08/2025 and 06/11/2025 respectively. VWAP metrics are based on the number of trading days.
(4) Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items. TELUS digital Adj. EBITDA is also burdened for interest on lease liabilities and depreciation on right-of-use lease assets to reflect GAAP accounting standards.
(5) TaskUs Management Projections are from Case A projections (base case) disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.
(6) Lease liabilities are excluded from enterprise value calculation to reflect U.S. GAAP standards of accounting. TELUS Digital unaffected date as of 06/11/2025.

13

PRELIMINARY DRAFT Appendix

PRELIMINARY DRAFT

Adj. EBITDA Reconciliation Comparison (Historical)

TELUS Digital's EBITDA has been adjusted to an illustrative U.S. GAAP basis using public disclosure and unburdened for SBC to improve comparability with U.S. peers

	TELUS Digital		TaskUs	
($ in millions)	**FY'24**	**LTM Q1'25**	**FY'24**	**LTM Q1'25**
Revenue	**$2,658**	**$2,671**	**$995**	**$1,045**
Net (Loss) / Income (Reported)	**(61)**	**(114)**	**46**	**55**
Provision for Income Taxes	39	30	28	30
Interest Expense	138	133	22	21
Depreciation & Amortization[1]	324	326	60	59
EBITDA (IFRS Reported)	**$440**	**$375**	**$156**	**$166**
Interest on Lease Liabilities [2]	(31)	(31)		
Depreciation on Right-of-Use Lease Assets [2]	(64)	(66)		
EBITDA (U.S. GAAP Reported)	**$345**	**$278**	**$156**	**$166**
Acquisition, Integration and Other	45	44	--	--
Operational Efficiency Costs	--	--	--	0
Loss (Gain) on Disposal of Assets	--	--	(0)	0
Severance Costs	--	--	0	1
Litigation Costs	--	--	15	15
Foreign Currency (Gain) / Losses	(4)	(1)	1	2
Interest (Income)	--	--	(6)	(6)
Adj. EBITDA - Burdened for SBC (U.S. GAAP)	**$386**	**$321**	**$167**	**$177**
Stock-Based Compensation Expense	32	38	42	41
Adj. EBITDA - Unburdened for SBC (U.S. GAAP)	**$418**	**$359**	**$210**	**$219**

Adj. EBITDA as reported by TaskUs

14

Source: Company Q1 2025 filings and 2024 annual reports.
Note: USD in millions.
(1) D&A represents the sum of depreciation and amortization of intangible assets.
(2) Adjustment intended to approximate U.S. GAAP-equivalent rent expense.

PRELIMINARY DRAFT

TELUS Digital vs. TaskUs Shareholder Registry Overview

TELUS Digital

Top Insiders

#	Insiders	Shares (mm) Sub.	Shares (mm) Mult.	% Rights[(1)] Economic	% Rights[(1)] Voting
1	Riel BV (BPEA / EQT)	35.4	12.4	17.3%	9.1%
2	TELUS Corporation	6.9	152.0	57.4	86.9
Top Insider Holders		**42.3**	**164.4**	**74.7%**	**96.0%**

Institutional Shareholder Overview (Pre-Announcement)[(3)]

#	Institutions	Shares (mm) Sub.	Shares (mm) Mult.	% Rights[(1)] Economic	% Rights[(1)] Voting	Est. Avg Cost Basis
1	Mackenzie Investments	8.3	--	3.0%	0.5%	$20.0
2	QV Investors	6.1	--	2.2	0.3	9.0
3	ClearBridge Investments	5.3	--	1.9	0.3	5.7
4	BlackRock (Singapore)	4.8	--	1.8	0.3	4.1
5	Scheer, Rowlett & Associates	3.6	--	1.3	0.2	8.4
6	Franklin Clearbridge	3.0	--	1.1	0.2	12.4
7	Arrowstreet Capital	2.2	--	0.8	0.1	3.9
8	Medina Value Partners	2.1	--	0.8	0.1	3.8
9	Beutel, Goodman & Company	2.1	--	0.8	0.1	8.9
10	Empire Life Investments	1.8	--	0.7	0.1	7.3
11	NEI Investments	1.7	--	0.6	0.1	4.8
12	UBS Securities	1.0	--	0.3	0.1	3.7
13	Merrill Lynch Canada	0.9	--	0.3	0.1	4.6
14	RBC Dominion Securities	0.9	--	0.3	0.1	10.7
15	Creative Planning	0.7	--	0.3	0.0	34.8
16	Acadian Asset Management	0.7	--	0.3	0.0	3.4
17	The Circumference Group	0.7	--	0.2	0.0	4.0
18	Goldman (Private Banking)	0.5	--	0.2	0.0	6.4
19	Wells Fargo Clearing Services	0.5	--	0.2	0.0	6.2
20	CC&L Investment Management	0.4	--	0.1	0.0	3.8
Top 20 Institutional Holders		**47.3**	**--**	**17.1%**	**2.7%**	**$8.3**
Public Float		**23.8%**				

Memo: Top 20 Institutional + Top 2 Insider Holders	***91.7%***	***98.7%***

TELUS Corp accounted for ~25% of 2024 revenue

TaskUs

Top Insiders

#	Insiders	Shares (mm) Class A	Shares (mm) Class B	% Rights[(2)] Economic	% Rights[(2)] Voting
1	Blackstone	10.1	37.0	52.6%	65.0%
2	Bryce Maddock	4.3	9.0	14.8	16.1
3	Jaspar Weir	4.1	9.0	14.6	16.1
Interested Parties Total		**18.5**	**55.0**	**82.0%**	**97.2%**

Institutional Shareholder Overview (Pre-Announcement)[(4)]

#	Institutions	Shares (mm) Class A	Shares (mm) Class B	% Rights[(2)] Economic	% Rights[(2)] Voting	Est. Avg Cost Basis
1	Think Investments	3.3	--	3.6%	0.6%	$14.5
2	The Vanguard Group	1.6	--	1.8	0.3	40.8
3	Columbia Management	0.9	--	1.0	0.2	14.0
4	Royce & Associates	0.8	--	0.9	0.1	13.1
5	Dalton Investments	0.8	--	0.8	0.1	12.9
6	SG Americas Securities	0.7	--	0.7	0.1	14.5
7	Dimensional Fund Advisors	0.5	--	0.6	0.1	14.4
8	Marshall Wace	0.5	--	0.5	0.1	13.2
9	Renaissance Technologies	0.5	--	0.5	0.1	13.1
10	FMR Co.	0.4	--	0.5	0.1	34.6
11	Balyasny Asset Management	0.4	--	0.4	0.1	14.7
12	BlackRock Fund Advisors	0.3	--	0.4	0.1	50.3
13	BofA (Private Banking)	0.3	--	0.3	0.0	15.1
14	MFS Investment Management	0.3	--	0.3	0.0	23.2
15	Two Sigma Advisers	0.2	--	0.3	0.0	12.1
16	D. E. Shaw & Co.	0.2	--	0.3	0.0	11.4
17	Seldon Capital	0.2	--	0.3	0.0	14.2
18	Geode Capital Management	0.2	--	0.2	0.0	48.9
19	Two Sigma Investments	0.2	--	0.2	0.0	13.0
20	Millennium Management	0.2	--	0.2	0.0	13.2
Top 20 Institutional Holders		**12.4**	**--**	**13.8%**	**2.1%**	**$20.1**
Public Float		**19.2%**				

Memo: Top 20 Institutional + Top 3 Insider Holders	***95.8%***	***99.4%***

Interested Shareholders

Source: Company filings and FactSet. TaskUs PREM14A proxy published on 7/01/2025. Market data as of 6/30/2025.

(1) Based on 112.477mm subordinate voting shares issued and 164.381mm multiple voting shares as of TELUS's announced IOI on 06/12/2025.

(2) Based on 34.605mm shares of Class A common stock and 55.032mm shares of Class B common stock as of TaskUs PREM14A proxy published on 7/01/2025.

(3) Pre-announcement as of 06/11/2025, one day before the TELUS acquisition offer was announced.

(4) Pre-announcement as of 05/08/2025, one day before the TaskUs take private offer was announced.

15

PRELIMINARY DRAFT

TELUS Digital Shareholder Overview Over Time

Insider Ownership Position (Pre-Announcement)[1]

#	Shares (mm) Insiders	Sub. Current	Mult. Current[2]	Mar-25	Dec-24	Sep-24	Jun-24	Mar-24	Dec-23	Sep-23	Jun-23	Mar-23	Dec-22	Sep-22	Jun-22	Mar-22	Chg. Since Mar-22	Est. Avg. Cost Basis[4]
				Sum of Subordinate + Multiple Voting Shares														
1	Riel BV (BPEA / EQT)	35.4	12.4	47.8	47.8	47.9	47.9	47.9	47.9	47.9	47.9	50.4	50.4	50.4	50.4	53.4	(5.6)	
2	TELUS Corporation	6.9	152.0	158.9	158.9	159.6	153.4	153.4	153.4	153.4	153.4	150.9	150.9	149.5	149.5	146.5	12.4	
	Top Insider Holders	**42.3**	**164.4**	**206.7**	**206.7**	**207.6**	**201.4**	**201.4**	**201.4**	**201.4**	**201.4**	**201.4**	**201.4**	**199.9**	**199.9**	**199.9**		

Institutional Shareholder Ownership Position (Pre-Announcement)[3]

#	Institutions	Current	Mar-25	Dec-24	Sep-24	Jun-24	Mar-24	Dec-23	Sep-23	Jun-23	Mar-23	Dec-22	Sep-22	Jun-22	Mar-22	Chg. Since Mar-22	Est. Avg. Cost Basis[4]
1	Mackenzie Investments	8.3	8.3	10.9	8.3	8.4	8.0	6.5	8.6	11.4	11.1	10.7	10.6	10.8	11.1	(2.8)	$20.0
2	QV Investors	6.1	6.1	6.0	6.0	1.2	1.2	1.4	1.4	1.4	1.4	1.5	1.5	1.5	1.4	4.7	9.0
3	ClearBridge Investments	5.3	5.3	5.6	4.4	3.0	3.0	3.1	--	--	--	--	--	--	--	5.3	5.7
4	BlackRock (Singapore)	4.8	4.8	4.9	5.0	--	--	--	--	--	--	--	--	--	--	4.8	4.1
5	Scheer, Rowlett & Associates	3.6	3.6	3.2	3.2	3.0	2.0	2.0	2.0	0.3	--	--	--	--	--	3.6	8.4
6	Franklin Clearbridge	3.0	3.0	3.0	3.0	2.0	2.1	2.1	1.7	1.0	0.9	0.9	0.8	0.8	0.6	2.4	12.4
7	Arrowstreet Capital	2.2	2.2	2.1	0.7	0.0	--	--	--	--	0.5	0.2	--	--	--	2.2	3.9
8	Medina Value Partners	2.1	2.1	2.1	--	--	--	--	--	--	--	--	--	--	--	2.1	3.8
9	Beutel, Goodman & Company	2.1	2.1	2.3	2.6	2.6	2.2	--	--	--	--	--	--	--	--	2.1	8.9
10	Empire Life Investments	1.8	1.8	1.8	1.8	1.8	1.8	1.8	--	--	--	0.0	0.1	0.1	0.0	1.8	7.3
11	NEI Investments	1.7	1.7	1.8	1.8	0.5	--	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	1.7	4.8
12	UBS Securities	1.0	1.0	0.5	0.0	0.0	0.0	--	--	0.0	0.0	0.0	0.0	0.0	--	1.0	3.7
13	Merrill Lynch Canada	0.9	0.9	0.2	0.1	0.3	0.5	0.6	0.4	0.3	0.2	0.4	0.0	0.0	0.1	0.9	4.6
14	RBC Dominion Securities	0.9	0.9	1.5	0.6	0.7	0.8	0.8	0.6	0.5	0.5	0.4	0.4	0.4	0.4	0.5	10.7
15	Creative Planning	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	0.7	--	34.8
16	Acadian Asset Management	0.7	0.7	0.1	--	0.0	0.0	0.0	0.0	--	--	--	--	--	--	0.7	3.4
17	The Circumference Group	0.7	0.7	0.6	0.6	--	--	--	--	--	--	--	--	--	--	0.7	4.0
18	Goldman (Private Banking)	0.5	0.5	0.3	0.3	0.3	0.1	0.2	0.2	0.1	0.0	0.0	--	--	--	0.5	6.4
19	Wells Fargo Clearing Services	0.5	0.5	0.3	0.3	0.3	0.1	--	--	--	--	--	--	--	--	0.5	6.2
20	CC&L Investment Management	0.4	0.4	0.4	--	--	--	--	--	--	--	--	--	--	--	0.4	3.8
	Top 20 Institutional Ownership	**47.3**	**47.3**	**48.2**	**39.4**	**24.9**	**22.6**	**19.2**	**15.6**	**15.7**	**15.4**	**14.9**	**14.2**	**14.4**	**14.3**	Est. Weighted Avg Cost Basis for Top 20 Disinterested S/Hs[4]	
	Change From Prior Period	*0.0%*	*(1.8%)*	*22.4%*	*57.9%*	*10.4%*	*17.8%*	*22.6%*	*(0.6%)*	*2.0%*	*3.8%*	*4.3%*	*(1.0%)*	*0.8%*	*11.4%*		
	Total Institutional Ownership	**54.9**	**54.9**	**54.9**	**54.9**	**54.9**	**63.5**	**64.5**	**62.2**	**64.3**	**66.7**	**67.5**	**66.5**	**64.5**	**65.2**		
	Total Shares Outstanding	**276.9**	**275.3**	**275.0**	**275.0**	**275.0**	**273.8**	**240.7**	**273.7**	**273.2**	**273.2**	**266.0**	**266.0**	**266.0**	**266.0**	$8.3	
	Average Price[5]	$2.65	$3.03	$3.31	$3.63	$4.34	$5.16	$5.47	$6.01	$7.31	$8.75	$10.01	$11.61	$12.54	$13.55		

Interested Shareholders

Source: Company filings and FactSet. Market data as of 6/30/2025.

(1) Pre-announcement as of 06/11/2025, one day before the TELUS acquisition offer was announced on 6/12/2025.

(2) Current insider ownership position based on 112.477mm subordinate voting shares issued and 164.381mm multiple voting shares as of TELUS's announced IOI on 06/12/2025.

(3) Institutional shareholder ownership position based only on subordinate shares.

(4) Cost basis calculation does not account for any transactions before TELUS Digital went public. Represents the estimated weighted average cost basis for top 20 institutional / disinterested shareholders.

(5) Average price represents the average closing prices for TIXT over the time period.

16

PRELIMINARY DRAFT Insider Ownership Position (Pre-Announcement) Shares (mm) Class A Class B Sum of Class A + Class B Voting Shares Chg. Since Est. Avg. # Insiders Current Mar-25 Dec-24 Sep-24 Jun-24 Mar-24 Dec-23 Sep-23 Jun-23 Mar-23 Dec-22 Sep-22 Jun-22 Mar-22 Mar-22 Cost Basis 1 Blackstone 10.1 37.0 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 47.1 -- 2 Bryce Maddock 4.3 9.0 12.5 12.5 12.3 12.3 12.2 12.1 12.0 12.0 11.9 11.8 11.8 11.7 11.6 1.6 3 Jaspar Weir 4.1 9.0 12.4 12.4 12.3 12.3 12.2 12.1 12.0 12.0 11.9 11.8 11.8 11.7 11.6 1.5 Top Insider Holders 18.5 55.0 72.0 72.0 71.8 71.7 71.5 71.4 71.2 71.1 70.9 70.8 70.7 70.5 70.4 # Institutions Institutional Shareholder Ownership Position (Pre-Announcement) 1 Think Investments 3.3 3.3 2.9 2.5 1.8 1.8 1.5 1.2 2.1 1.5 1.1 1.1 -- -- 3.3 $14.5 2 The Vanguard Group 1.6 1.6 1.6 1.6 1.6 1.6 1.7 2.2 2.3 2.5 2.7 2.7 2.5 2.4 (0.8) 40.8 3 Columbia Management 0.9 0.9 1.0 0.9 0.8 0.8 0.7 0.5 0.5 0.3 0.2 -- -- -- 0.9 14.0 4 Royce & Associates 0.8 0.8 0.7 0.7 0.6 0.5 -- -- -- -- -- -- -- -- 0.8 13.1 5 Dalton Investments 0.8 0.8 0.7 0.7 0.6 0.6 -- -- -- -- -- -- -- -- 0.8 12.9 6 SG Americas Securities 0.7 0.7 0.4 0.1 0.1 0.1 0.2 -- 0.0 0.0 0.0 0.0 0.0 -- 0.7 14.5 7 Dimensional Fund Advisors 0.5 0.5 0.4 0.4 0.4 0.3 0.3 0.2 0.2 0.3 0.1 0.0 -- -- 0.5 14.4 8 Marshall Wace 0.5 0.5 0.2 0.3 0.3 0.4 0.3 -- -- 0.1 0.1 0.6 -- 0.2 0.2 13.2 9 Renaissance Technologies 0.5 0.5 0.5 0.5 0.4 0.4 0.4 0.3 0.4 0.1 0.0 0.0 -- -- 0.5 13.1 10 FMR Co. 0.4 0.4 1.8 2.7 2.7 2.9 2.9 3.0 3.4 2.7 4.1 4.2 4.2 4.1 (3.6) 34.6 11 Balyasny Asset Management 0.4 0.4 0.0 0.0 0.0 0.0 0.1 0.0 -- -- -- -- -- -- 0.4 14.7 12 BlackRock Fund Advisors 0.3 0.3 0.3 0.4 0.4 0.4 0.4 0.4 0.4 0.4 0.5 0.5 0.4 0.4 (0.1) 50.3 13 BofA (Private Banking) 0.3 0.3 0.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.3 15.1 14 MFS Investment Management 0.3 0.3 0.3 0.4 0.4 0.4 0.3 1.7 1.6 4.0 3.7 3.8 3.0 2.3 (2.0) 23.2 15 Two Sigma Advisers 0.2 0.2 0.3 0.2 0.2 0.2 0.3 0.2 -- -- -- -- 0.0 0.0 0.2 12.1 16 D. E. Shaw & Co. 0.2 0.2 0.3 0.4 0.4 0.4 0.4 0.2 0.1 -- -- -- -- 0.0 0.2 11.4 17 Seldon Capital 0.2 0.2 0.4 0.4 -- -- -- -- -- -- -- -- -- -- 0.2 14.2 18 Geode Capital Management 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.3 0.3 0.3 0.3 0.3 0.3 0.3 (0.1) 48.9 19 Two Sigma Investments 0.2 0.2 0.3 0.2 0.2 0.2 0.3 0.3 0.3 -- -- -- -- -- 0.2 13.0 20 Millennium Management 0.2 0.2 0.1 0.3 0.2 0.4 0.5 0.6 1.1 0.0 0.1 -- 0.2 0.1 0.1 13.2 Top 20 Institutional Ownership 12.4 12.4 12.4 12.9 11.3 11.7 10.3 11.0 12.7 12.5 12.9 13.2 10.7 9.9 Est. Weighted Avg Change From Prior Period (0.3%) (3.4%) 13.9% (3.1%) 13.2% (6.4%) (13.7%) 2.4% (3.4%) (2.7%) 23.8% 8.2% 5.4% Cost Basis for Top 20 Total Institutional Ownership 16.1 16.1 16.1 16.1 16.1 18.6 17.8 19.0 24.6 25.8 25.8 28.3 27.0 27.9 Disinterested S/Hs Total Shares Outstanding 89.6 90.2 89.3 88.7 88.1 88.7 89.3 93.0 97.1 97.6 97.6 98.2 97.8 97.5 Average Price $13.30 $15.07 $14.32 $14.15 $12.86 $12.50 $11.07 $10.76 $12.20 $17.40 $18.75 $17.64 $25.69 $35.52 -- $20.1 17 TaskUs Shareholder Overview Over Time (2) (1) (5) (5) (4) (6) (4) Interested Shareholders (3) ____________________ Source: Company filings and FactSet. TaskUs PREM14A proxy published on 7/01/2025. Market data as of 6/30/2025. (1) Pre-announcement as of 05/08/2025, one day before the TaskUs take private offer was announced. (2) Current insider ownership position based on 34.605mm shares of Class A common stock and 55.032mm shares of Class B common stock as of TaskUs PREM14A proxy published on 7/01/2025. (3) Institutional shareholder ownership position based only on Class A shares. (4) Cost basis calculation does not account for any transactions before TaskUs went public. Represents the estimated weighted average cost basis for top 20 institutional / disinterested shareholders. (5) Increased insider ownership position of TASK’s co-founders following the 05/08/2025 take private offer reflects the conversion of Class B shares previously held under trusts into Class A shares. (6) Average price represents the average closing prices for TASK over the time period.